UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 7, 2006

COLEY PHARMACEUTICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51472	06-1506689
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

93 Worcester Street, Suite 101

Wellesley, MA 02481

(781) 431-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2006, Coley Pharmaceutical Group, Inc. (“Coley”), through its wholly-owned subsidiary Coley Pharmaceutical GmbH, entered into a lease agreement with GED Grundstücksentwicklungs-Gesellschaft mbH for 2,224 square meters of office and laboratory space in 40225 Düsseldorf, Merowinger Platz 1a, Germany. The Company intends to consolidate its German operations into the space at this location. The effective date of the agreement is December 7, 2006. The lease is for a term of three years beginning from the date of occupancy (which is anticipated to occur between May 1, 2007 and July 31, 2007) with options to extend the lease for up to two additional five year terms. The total lease expenses including estimated utility costs and VAT is 42,344.96 € per month. Coley will post a security deposit of 127,034.88 € equal to three months rent. The text of the lease agreement will be filed as an exhibit to Coley’s annual report on Form 10-K for the fiscal year ending December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLEY PHARMACEUTICAL GROUP, INC.

Dated: December 12, 2006

By:  /s/  Charles H. Abdalian, Jr.

        Charles H. Abdalian, Jr.

        Chief Financial Officer